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                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statement on Form S3/A (No. 333-62854) of CNET Networks, Inc of:

(I) our report dated March 28, 2000, except for Notes 1, 21 and 22 which are as of April 13, 2000, appearing on page F-14 of Ziff-Davis Inc.'s Annual Report on Form 10-K for the year ended December 31, 1999 relating to the Consolidated Financial Statements of Ziff-Davis Inc. at December 31, 1998 and 1999, and for each of the three years in the period ended December 31, 1999;

(II) our report dated March 28, 2000, except for Note 16 which is as of April 13, 2000, appearing on page F-62 of Ziff-Davis Inc.'s Annual Report on Form 10-K for the year ended December 31, 1999 relating to the Combined Financial Statements of ZDNet (a division of Ziff-Davis Inc.) at December 31, 1998 and 1999, and for each of the three years in the period ended December 31, 1999.

We also consent to the reference to us under the heading "Experts" in such Registration Statement.

PRICEWATERHOUSECOOPERS LLP

PricewaterhouseCoopers LLP

New York, NY
September 19, 2001